EXHIBIT 5.1

March 28, 2016

Gaming and Leisure Properties, Inc.

GLP Capital, L.P.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Pennsylvania corporate counsel to Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), and as Pennsylvania limited partnership counsel to GLP Capital, L.P., a Pennsylvania limited partnership of which the Company is the general partner (the “Operating Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale from time to time of (i) shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share of the Company (the “Preferred Stock”), (iii) stock purchase contracts of the Company (the “Stock Purchase Contracts”), (iv) depositary shares representing interests in Preferred Stock (“Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company, (v) warrants to purchase Common Stock or Preferred Stock (“Warrants”), (vi) units consisting of two or more debt securities, shares of Common Stock, shares of Preferred Stock, Stock Purchase Contracts, Warrants and other securities in any combination (“Units”), (vii) debt securities (“Debt Securities”) of the Operating Partnership and GLP Financing II, Inc., a Delaware corporation and a wholly owned subsidiary of the Operating Partnership (“Capital Corp.” and, together with the Operating Partnership, the “Debt Co-Issuers”) and (viii) guarantees of the Debt Securities by the Company (“Guarantees”). The Common Stock, the Preferred Stock, the Stock Purchase Contracts, the Depositary Shares, the Warrants, the Units, the Debt Securities and the Guarantees are collectively referred to in this opinion as the “Securities.” You have requested our opinion with respect to the matters set forth below.

In our capacity as Pennsylvania corporate counsel to the Company and Pennsylvania limited partnership counsel to the Operating Partnership, for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

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(i)	the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”);

(ii)	the Amended and Restated Bylaws of the Company effective as of November 18, 2014 (the “Bylaws”);

(iii)	the Certificate of Limited Partnership of the Operating Partnership, as certified by the Department of State of the Commonwealth of Pennsylvania (the “Certificate of Limited Partnership”);

(iv)	the Agreement of Limited Partnership of the Operating Partnership, dated as of March 13, 2013 (the “Partnership Agreement”);

(v)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Securities Act;

(vi)	a certificate of Brandon J. Moore, Senior Vice President, General Counsel and Secretary of the Company, dated as of a recent date (the “Secretary’s Certificate”), to the effect that, among other things, the Articles of Incorporation, the Bylaws, the Certificate of Limited Partnership and the Partnership Agreement are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Secretary’s Certificate;

(vii)	subsistence certificates from the Department of State of the Commonwealth of Pennsylvania (the “Department of State”) as to the Company and the Operating Partnership, each dated March 28, 2016;

(viii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company and the Operating Partnership) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

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(d)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors of the Company (the “Board of Directors”) subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale (and execution and delivery, if applicable) of the Securities by the Company and the Debt Securities by the Operating Partnership in accordance with the procedures set forth in Paragraphs 3, 4, 5, 6, 7, 8, 9 and 10 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by the unanimous consent of all incumbent directors given in writing or by electronic transmission, all in accordance with the Articles of Incorporation and Bylaws of the Company and applicable law;

(e)	the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants) of any Securities offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of each class or series, and the number of shares of Common Stock, respectively, authorized in the Articles of Incorporation, less the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to the conversion, exchange or exercise of such Securities;

(f)

none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company, the Operating Partnership or Capital Corp., as applicable, with the terms of any such Securities or agreements established subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Articles of Incorporation or Bylaws of the Company, the Certificate of Limited Partnership or the Partnership Agreement of the Operating Partnership or the certificate of incorporation or bylaws of Capital Corp., as applicable, or any instrument or agreement to which the Company, the Operating Partnership or Capital Corp., as applicable, is a party

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or by which the Company, the Operating Partnership or Capital Corp., as applicable, is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company, the Operating Partnership or Capital Corp., as applicable;

(g)	the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Pennsylvania law;

(h)	all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding deposit agreement or other similar instrument entered into among the Company, a depositary to be named therein and the holders of the certificates evidencing Depositary Shares, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Depositary Shares;

(i)	all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement or other similar instrument entered into between the Company and a warrant agent to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Warrants;

(j)	all Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture or other similar instrument entered into between the Debt Co-Issuers and the Company, if applicable, and a trustee to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Debt Securities;

(k)	all Stock Purchase Contracts to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding stock purchase contract agreement or other similar instrument entered into between the Company and the stock purchase contract agent to be named therein, which is enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Stock Purchase Contracts;

(l)	all Units to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding unit agreement or other similar instrument entered into between the Company and the unit agent to be named therein, which is enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Units;

(m)	prior to or contemporaneous with the authorization, execution and delivery of the Debt Securities by the Operating Partnership issued, executed and delivered

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subsequent to the date hereof, the issuance, execution and delivery of the Debt Securities will have been duly authorized by all necessary corporate action on the part of Capital Corp., and such Debt Securities will have been duly issued, executed and delivered by, and will be the valid and legally binding obligation of, Capital Corp.;

(n)	prior to or contemporaneous with the authorization, execution and delivery of any Guarantees by the Company issued, executed and delivered subsequent to the date hereof, the issuance, execution and delivery of the Debt Securities to which such Guarantees relate, will have been duly authorized by all necessary corporate action on the part of Capital Corp., and such Debt Securities will have been duly issued, executed and delivered by, and will be the valid and legally binding obligation of, Capital Corp.;

(o)	Capital Corp. has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware; and

(p)	none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock, or any other securities of the Company, issuable upon the conversion or exchange (or exercise in the case of Warrants) of any Securities, will be issued in violation of the provisions of the Articles of Incorporation relating to restrictions on ownership and transfer of shares of stock of the Company.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1)	The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania.

2)	The Operating Partnership is a limited partnership presently subsisting under the laws of the Commonwealth of Pennsylvania.

3)	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and nonassessable.

4)

Upon: (a) designation by the Board of Directors of one or more classes or series of Preferred Stock to distinguish each such class or series from any other existing class or series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such class or series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and

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terms and conditions of redemption of such class or series of Preferred Stock; (d) due filing by the Company of a Statement with respect to Shares fixing and determining the terms of the Preferred Stock with the Department of State and the acceptance for record by the Department of State of such Statement with respect to Shares; (e) due authorization by the Board of Directors of a designated number of shares of such class or series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of any shares of Common Stock issuable upon conversion of such class or series of Preferred Stock in accordance with the procedures set forth in Paragraph 3 above, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such class or series of Preferred Stock and when such shares of such class or series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such class or series of Preferred Stock will be validly issued, fully paid and nonassessable.

5)	Upon: (a) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any stock purchase contract agreement and/or pledge agreement relating to the Stock Purchase Contracts; (b) setting by the Board of Directors of the number of Stock Purchase Contracts to be issued; (c) establishment by the Board of Directors of the terms, conditions and provisions of the Stock Purchase Contracts and establishment by the Board of Directors of any applicable property other than securities underlying the Stock Purchase Contracts; (d) due authorization by the Board of Directors of the Stock Purchase Contracts for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (e) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of any series of Preferred Stock underlying the Stock Purchase Contracts in accordance with the procedures set forth in Paragraphs 3 and 4 above, respectively; due authorization by the Board of Directors of any Depositary Shares underlying the Stock Purchase Contracts in accordance with the procedures set forth in Paragraph 6 below; and/or the due authorization by the Board of Directors of any other securities of the Company underlying the Stock Purchase Contracts in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Stock Purchase Contracts.

6)

The Company has the corporate power to enter into deposit agreements, and upon completion of the procedures set forth in Paragraph 4 above for the issuance of shares of any class or series of Preferred Stock, and due authorization and approval by the Board of Directors of a deposit agreement and the delivery of Depositary Shares pursuant to such deposit agreement, due execution of such deposit agreement on behalf of the Company, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares,

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such Depositary Shares will have been duly authorized by all necessary corporate action on the part of the Company and such Depositary Shares may be delivered by or on behalf of the Company, and the Preferred Stock represented by the Depositary Shares will be validly issued, fully paid and nonassessable.

7)	Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of a warrant agreement or other similar instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 3 and 4 above, respectively, and/or due authorization by the Board of Directors of any Depositary Shares issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraph 6 above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the execution, delivery, issuance and sale of the Warrants.

8)

Upon: (a) designation and titling by the board of directors of Capital Corp. and the Board of Directors, on behalf of the Company in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of the Debt Securities; (b) establishment by the board of directors of Capital Corp. and the Board of Directors, on behalf of the Company in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of the terms, conditions and provisions of such Debt Securities; (c) establishment by the board of directors of Capital Corp. and the Board of Directors, on behalf of the Company in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the board of directors of Capital Corp. and the Board of Directors, on behalf of the Company in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of the form, terms, execution and delivery of an indenture or other similar instrument relating to the Debt Securities; (e) due authorization by the board of directors of Capital Corp. and the Board of Directors, on behalf of the Company in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of such Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors, of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon conversion of, or in exchange for, the Debt Securities in accordance with the procedures set forth in Paragraphs 3 and 4 above, respectively; due authorization by the Board of Directors of any

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Depositary Shares issuable upon conversion of, or in exchange for, the Debt Securities in accordance with the procedures set forth in Paragraph 6 above; due authorization by the Board of Directors of any Warrants issuable upon conversion of, or in exchange for, the Debt Securities in accordance with the procedures set forth in Paragraph 7 above; due authorization by the board of directors of Capital Corp. and the Board of Directors on behalf of the Company in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of any Debt Securities of another series issuable upon conversion of, or in exchange for, the Debt Securities in accordance with the procedures set forth in this Paragraph 8; and/or due authorization by the Board of Directors of any other securities of the Company issuable upon conversion of, or in exchange for, the Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company, in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, and all necessary limited partnership action on the part of the Operating Partnership will have been taken to authorize such Debt Securities.

9)	The Company has the corporate power to enter into the Guarantees, and upon: (i) completion by Capital Corp. and the Company, in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of the procedures set forth in Paragraph 8 above for authorization of the Debt Securities to which such Guarantees relate and/or due authorization by Capital Corp. and the Operating Partnership of the issuance, execution and delivery of the Debt Securities to which such Guarantees relate and the form, terms, execution and delivery of an indenture or other similar instrument relating to such Debt Securities, as applicable; (ii) due authorization and approval by the Board of Directors of the Guarantees relating to such Debt Securities; and (iii) compliance with the conditions established by the Board of Directors for delivery of such Guarantees, such Guarantees will have been duly authorized by all necessary corporate action on the part of the Company and may be delivered by or on behalf of the Company.

10)

Upon: (a) designation and titling by the Board of Directors of the Units; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any unit agreement relating to the Units; (c) setting by the Board of Directors of the number of Units to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Units; (e) due authorization by the Board of Directors of the Units for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of any series of Preferred Stock comprising the Units in accordance with the procedures set forth in Paragraphs 3 and 4 above, respectively; due authorization by Capital Corp. and the Board of Directors of any Debt Securities comprising the Units in accordance with the

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procedures set forth in Paragraph 8 above; due authorization by the Board of Directors of any Warrants comprising the Units in accordance with the procedures set forth in Paragraph 7 above; due authorization by the Board of Directors of any Stock Purchase Contracts comprising the Units in accordance with the procedures set forth in Paragraph 5 above; and/or the due authorization by the Board of Directors of any other securities of the Company comprising the Units in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Units.

The foregoing opinion is limited to the substantive laws of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the Commonwealth of Pennsylvania, or as to federal or state laws regarding fraudulent transfers, or with respect to the actions required for Capital Corp. to authorize, execute, deliver or perform its respective obligations under any document, instrument or agreement. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the Commonwealth of Pennsylvania, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement. We also consent to the identification of our firm as Pennsylvania corporate counsel to the Company and Pennsylvania limited partnership counsel to the Operating Partnership in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP